EXHIBIT 99.1

MONARCH COMMUNITY BANCORP, INC. ANNOUNCES CEO RESIGNATION

Coldwater, Michigan. August 20, 2004 Monarch Community Bancorp, Inc., the holding company for Monarch Community Bank, Coldwater, Michigan, today announced the resignation of John R. Schroll as President and CEO of the Company and the Bank.

The Board of Directors has appointed William C. Kurtz, currently Senior Vice President and CFO, as acting CEO while the Board conducts a search for a permanent successor. Mr. Kurtz joined the Bank in 1997 as Controller and has been Senior Vice President and CFO since 1999.